UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

EVERBANK FINANCIAL CORP
(Name of Registrant as Specified In Its Charter)

Teachers Insurance and Annuity Association of America
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On August 9, 2016, Teachers Insurance and Annuity Association of America (“TIAA”) made available to its employees a recording of an August 8, 2016 all-employee phone call regarding the proposed acquisition of EverBank Financial Corp by TIAA. The transcript of the recording is as follows:

TIAA CREF

Moderator: Roger Ferguson

08-08-16/12:00 pm CT

Confirmation #21816193

TIAA CREF

Moderator: Roger Ferguson

August 8, 2016

12:00 pm CT

Roger Ferguson:	Thank you all for joining. This is Roger Ferguson and I want to welcome all to an all employee call to discuss a very exciting announcement today.

You’ve already seen, I think, on the Intranet that we announced that we’re going to acquire EverBank. It’s a very important step in our journey and I want to be sure that you understand what we’re doing and why we’re doing it.

I’m here with Kathie Andrade, whom all of you know as CEO of our Retail Financial Services business. So thank you all for joining on such short notice.

So why are we doing this? Several years ago we decided we needed to add banking services to our portfolio of capabilities, not only to achieve our long-term strategy, but more importantly, to fulfill our customer-focused mission. Because lifetime financial well-being is built on a lifelong series of financial decisions, and for most people, that starts with savings.

People find it hard to think about retirement when they’re worried about the financial needs they face today. While they’re trying to set aside money for

TIAA CREF

Moderator: Roger Ferguson

08-08-16/12:00 pm CT

Confirmation #21816193

retirement, they are also saving for near-term needs such as paying the monthly bills or funding their child’s education.

They might also be borrowing money to refinance educational debt, purchase their first house or start a small business. As people go through this lifelong financial journey, they want and need a financial partner that they can trust and that’s who we are at TIAA and who we always have been and it’s why we launched our bank in 2012.

We believe that customers deserve a different kind of financial services company, a different kind of bank, a trusted partner that puts the customer first, one that is committed to helping everyone achieve their unique definition of success.

And we know their definition of success changes over time. We are with them every step of the way with a range of products and services to meet their needs.

Since we launched our bank, it has done well with more than $1 billion in retail deposits and assets in excess of $4 billion. And we’re ranked number 19 on DepositAccount.com’s list of the 200 healthiest banks and credit unions in America.

Creating a new bank from the ground up isn’t easy. We’re proud of how far we’ve come and we have certainly learned a lot. One thing we’ve learned is that it’ll take a significant amount of time and resources to scale the bank to become the full service provider we envision.

That brings us to today’s news. We’ve already said – and we’ve always said -- that inorganic growth is a necessary part of our long-term strategy. And the

TIAA CREF

Moderator: Roger Ferguson

08-08-16/12:00 pm CT

Confirmation #21816193

acquisitions we’ve made over the past several years have moved us forward toward our strategic goals.

We’ll always be selective about pursuing any transactions but when the right opportunity comes along to strengthen our company, serve customers better and accelerate our strategy, we will take a close look.

We owe that to the millions of people we serve. EverBank is one of those opportunities. With this transaction, we can accelerate our plans and achieve our long-term goals more quickly and efficiently.

Building upon the growth and operations of our own bank, EverBank’s established banking operations will enable us to offer a more comprehensive suite of services with an enhanced customer experience.

Founded in 1994, EverBank is a consumer and commercial bank that offers a broad selection of savings and lending products to consumers and businesses nationwide.

We are confident this will be a great investment for us given EverBank’s strong customer focused culture and proven track record. They’ve been profitable for more than 20 years.

EverBank has a strong record of sustained growth with nearly $27.4 billion in assets and $18.8 billion in deposits as of June 30th. They have deep experience in online banking, mortgage underwriting, servicing and risk management, diversified commercial banking capabilities and other banking products and services.

TIAA CREF

Moderator: Roger Ferguson

08-08-16/12:00 pm CT

Confirmation #21816193

Their capabilities will expand and enhance the products and services we offer to help customers achieve financial well-being through every stage of their lives.

And with our strength in retirement, investment advisory services, we will be able to bring a broader array of our services to EverBank’s customers. As I’ve said in the past, we’re committed to only pursuing transactions that are the right cultural fit for us.

We won’t compromise on that. It’s too important. EverBank is a great fit with our culture and mission. They have a track record for value, innovation and exceptional service.

They share a commitment to serving the community and putting the customer first in every interaction. EverBank is known as a different kind of bank and TIAA is a different kind of financial partner, so it will be a great union.

Several of us have had the opportunity to spend time with the members of the EverBank team and I’ve been impressed by the talent and caliber of their people. They have great respect for our mission and values, and they’re excited at the prospect of becoming part of TIAA.

So let’s talk about next steps. Our Board of Trustees and EverBank’s Board of Directors have unanimously approved the agreement. We expect the transaction to close in the first half of 2017, subject to the satisfaction of standard regulatory and other obligations.

Following the close, our bank and EverBank’s operations will be combined to form a full-service banking company. Just as our banking operation is today, the team will be part of our Retail Financial Services business.

TIAA CREF

Moderator: Roger Ferguson

08-08-16/12:00 pm CT

Confirmation #21816193

EverBank is headquartered in Jacksonville and they have more than 3000 employees around the country. We anticipate that Jacksonville will serve as the combined bank’s headquarters but the bank’s trust division will continued to be headquartered in St. Louis as it is today.

At this point, it’s too early to have made any specific decisions on staffing and leadership. Over the next several months, we’ll be working to determine how we structure the combined team.

We’re fortunate to have great talent across both organizations to help us move forward. And we’re committed to being as transparent as possible, sharing the details with you as they become available.

It’s important to note, this is not an acquisition driven by cost-cutting synergies. This is about growing our business, serving our institutional and individual customers in new ways and strengthening our company for the future.

Our track record proves that we can successfully bring other high-performing organizations into TIAA, for example, Nuveen, TH Real Estate, Greenwood, Westchester and Kaspick.

EverBank will follow in this tradition. The transition will be carefully planned out with a full integration team and a rigorous process in place so we can execute flawlessly and keep things seamless for our customers. More details to come on this.

TIAA CREF

Moderator: Roger Ferguson

08-08-16/12:00 pm CT

Confirmation #21816193

It’s also important to understand that TIAA’s balance sheet remains strong and our claims paying ability remains steadfast. At this time, there are no changes for our banking customers or employees. It’s business as usual.

We posted materials on our intranet site to help client facing employees answer questions from customers about the transaction. An important point about the process - EverBank’s shareholders must approve the deal.

While a proxy process is underway for a shareholder vote, there are strict SEC guidelines around communications. Any communication about this transaction, even to our own employees or customers, must be cleared by our legal team.

Many of our communications need to be publicly filed with the SEC so it’s critical that all communication, there are official approved processes. No one should be creating or sending their own communication materials to anyone about this transaction.

If you have any questions regarding protocols, talk with your organization’s legal partner or your marketing and communications partner. One final point - some of you might be wondering how we can afford to do this in today’s challenging economic environment.

I might say that we can’t afford NOT to do it. It’s true that we need to continually manage expenses prudently in response to the financial pressures driven by interest rates that have been much lower for much longer than originally forecast and also by ongoing market volatility and uncertainty.

But we need to work both sides of the margin equation, growing revenue and managing expenses. That means we’ll continue to invest in the business and

TIAA CREF

Moderator: Roger Ferguson

08-08-16/12:00 pm CT

Confirmation #21816193

seize smart opportunities that help us achieve our goals including the right inorganic opportunities like this one.

Savings and borrowing are essential components at all life stages. and this acquisition will enable us to scale more quickly in this area and bring new sources of revenue and margins to the firm.

This is about strengthening our organization so that we can continue to keep our promises to our customers for the next century. TIAA will continue to be driven by our special mission to help those who serve others to achieve lifetime financial well-being. That’s not changing.

Throughout our history, we have grown, diversified, innovated and expanded our services to meet the changing needs of our customers. That’s exactly what we’re doing with this acquisition.

Before we open the lines for Q&A, I would like to ask Kathie Andrade to take a moment to share her thoughts on what the acquisition will mean for our Retail Financial Services business. Kathie.

Kathie Andrade:	Thanks, Roger, and I just want to reinforce a couple of key points that Roger mentioned. First and foremost, this acquisition is part of a long-term strategy to diversify, innovate and expand our business to ensure we remain strong and well-positioned to meet our customers’ needs for generations to come.

And if we think about it, banking is typically the first foray into financial services. It was for me and I’m guessing it was for you as well. This allows us to complete our capabilities, our offering to better support our customers.

TIAA CREF

Moderator: Roger Ferguson

08-08-16/12:00 pm CT

Confirmation #21816193

And as Roger pointed out, the bank, our new bank, is going to be part of TIAA’s Retail Financial Services business. We already serve millions of individuals with a portfolio that now includes investments, insurance, savings, and financial advice, and can extend and support that with this accelerated offering.

I also wanted to touch on the cultural comments that Roger mentioned. Both TIAA and EverBank are both exceptional brands that are rooted in a foundation of both trust and service.

We both value our connections to the community and we share customer focus with similar values and a deep, deep commitment to doing that. And so we’re very excited about this opportunity.

In addition to all of the capabilities that they offer, we feel that we found a partner that is really aligned around who we are, what we care about and stay true to our mission.

And I know I speak for Roger and the entire executive team to recognize all of the employees of the bank and trust company, the work that they’ve done to get us to where we are today.

The bank opened in 2012 and as of June 30th, we have over $4 billion in assets. That’s quite an accomplishment. It’s really not easy to build a bank from the ground up and we would not be sitting here today announcing this wonderful new acquisition if it hadn’t been for all of the folks and partners that really put us in a position to validate why banking, why now, why for TIAA.

TIAA CREF

Moderator: Roger Ferguson

08-08-16/12:00 pm CT

Confirmation #21816193

So with that, I wanted to just, again, acknowledge and thank all of our bank and trusted partners for their efforts at getting us to where we are and looking forward to the next series of steps along our journey.

END

TIAA CREF

Moderator: Roger Ferguson

08-08-16/12:00 pm CT

Confirmation #21816193

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger between EverBank Financial Corp and TIAA. In connection with the transaction, EverBank Financial Corp intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a proxy statement on Schedule 14A. INVESTORS AND STOCKHOLDERS OF EVERBANK FINANCIAL CORP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING EVERBANK FINANCIAL CORP’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may also obtain copies of the documents, when filed, free of charge at the SEC’s website (http://www.sec.gov). Investors and stockholders may also obtain copies of documents filed by EverBank Financial Corp with the SEC by contacting EverBank Financial Corp at Investor Relations, EverBank Financial Corp, 501 Riverside Ave. 12th Floor, Jacksonville, FL 32202, by email at investorrelations@everbank.com, or by visiting EverBank Financial Corp’s website (http://about.everbank/investors/).

Participants in Solicitation

TIAA and EverBank Financial Corp and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of EverBank Financial Corp Common Stock in connection with the proposed transaction. Information about EverBank Financial Corp’s directors and executive officers is available in EverBank Financial Corp’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.